EXHIBIT 9



                            C O N F I D E N T I A L
                            - - - - - - - - - - - -

                            TRANSFER AGENCY AGREEMENT

            Transfer Agency Agreement dated as of November 21, 1995 between THE DREYFUS/LAUREL FUNDS TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 200 Park Avenue, New York, New York 10166 (hereinafter referred to as the "Fund"), and DREYFUS TRANSFER, INC., a Maryland corporation, having its principal office and place of business at One American Express Plaza, Providence, Rhode Island 02903.

                              W I T N E S S E T H :
                              - - - - - - - - - -

            That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:
ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases shall have the following meanings:

            1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Fund may amend a previously delivered Certificate by delivering to the Transfer Agent (as hereinafter defined) a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

            2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Fund, which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

            3. "Computer tape" shall include any tapes physically delivered, or electronic transmission inputted or transmitted via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system, utilized by the Transfer Agent. All computer tapes shall be compatible with either the Transfer Agent's tape layout package existing on the date of this Agreement, or such other format as may be developed pursuant to the software enhancement procedures (see Appendix C(2)).

            4. "Custodian" shall mean The Bank of New York, as custodian under the terms and conditions of the Custody Agreement between The Bank of New York and the Fund, or its successor(s), or any other custodian appointed by the Fund.

            5. "Dreyfus" shall mean The Dreyfus Corporation and/or any presently existing or future subsidiary thereof (excluding the Transfer Agent), as the context requires.

            6. "Dreyfus-affiliated fund" shall mean any mutual fund sponsored, advised, sub-advised or administered by Dreyfus, or for which Dreyfus acts as the primary distributor.

            7. "Fund Business Day" shall be deemed to be each day on which the Fund is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Fund to be open for business.




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           8. "Officer"  shall be deemed to be the Fund's Chairman of the Board, the Fund's President, any Vice President of the Fund, the Fund's Secretary, the Fund's Treasurer, the Fund's Controller, any Assistant Controller of the Fund, any Assistant Treasurer of the Fund, any Assistant Secretary of the Fund, and any other person duly authorized by the Fund's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time.

           9. "Prospectus" shall mean the most current Fund prospectus and statement of additional information with respect to which a registration statement under the Securities Act of 1933, as amended, has become effective.

           10. "Shares" shall mean all or any part of each class of shares of beneficial interest of the Fund listed in the Certificate annexed hereto as Appendix B, as it may be amended from time to time, which from time to time are authorized and/or issued by the Fund.

           11. "Transfer Agent" shall mean Dreyfus Transfer, Inc., as transfer agent, registrar and dividend disbursing agent under the terms and conditions of this Agreement, its permitted agent(s), sub-contractor(s), successor(s) or assign(s).

           12. Unless otherwise specified, "written" or "in writing" refers to an original, manually-signed document.

                                   ARTICLE II

                         APPOINTMENT OF TRANSFER AGENT

           1. The Fund hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Fund and as dividend disbursing agent during the period of this Agreement.

           2. The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth, including those set forth on Appendices C(1) and C(2), and Exhibit 1 - "System Report Output," for the fees set forth therein.

           3. In connection with such appointment, the Fund shall deliver the following documents to the Transfer Agent:

                 (a) A certified copy of the Fund's Amended and Restated Master Trust Agreement and all amendments thereto;

                 (b)  A certified copy of the By-Laws of the Fund;

                 (c) A certified copy of a resolution of the Fund's Board appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;



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                 (d)  A  Certificate   signed  by  the  Secretary  of  the  Fund
specifying  with  respect  to each class of  Shares:  the  number of  authorized
Shares,   and  the  number  of  such  authorized  Shares  issued  and  currently outstanding, the names and specimen signatures of the Officers of the Fund, and the name and address of the legal counsel for the Fund;

                 (e) Specimen Share certificates for each class of Shares in the form approved by the Fund's Board, together with a certificate signed by the Secretary of the Fund as to such approval;

                 (f) Copies of the Fund's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith;

                 (g) Opinion of counsel for the Fund with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                 (h) Such other documents as may reasonably be requested by the Transfer Agent in order for it to properly perform its duties under this Agreement.

           4. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or facsimile thereof.

                                  ARTICLE III

                      AUTHORIZATION AND ISSUANCE OF SHARES

           1. The Fund shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

                 (a) A certified copy of a resolution of the Fund's Board authorizing the amendment to the Amended and Restated Master Trust Agreement giving effect to such increase or decrease;


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                 (b) In the case of an  increase,  an opinion of counsel for the
Fund with respect to the validity of the increased number of Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                 (c) In the case of an increase, if the appointment of the Transfer Agent was theretofore expressly limited, a certified copy of a resolution of the Fund's Board increasing the authority of the Transfer Agent.

           2. Prior to the issuance of any additional Shares of the Fund pursuant to stock dividends or stock splits, etc., and prior to any reduction in the number of Shares outstanding, the Fund shall deliver the following documents to the Transfer Agent:

                 (a) A Board certified copy of the resolution(s) adopted by the Fund and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be; and

                 (b) An opinion of counsel for the Fund with respect to the validity of the additional Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                   ARTICLE IV

                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

           1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Transfer Agent will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

                 (a)  A   Certificate   authorizing   the   issuance   of  Share
certificates in the new form;

                 (b) A certified copy of any amendment to the Amended and Restated Master Trust Agreement with respect to the change;

                 (c) Specimen Share certificates for each class of Shares in the new form approved by the Fund's Board, with a Certificate signed by the Secretary of the Fund as to such approval; and

                 (d) An opinion of counsel for the Fund with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).


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           2. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates in the new form, and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent. Such blank Share certificates shall be properly signed by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the Fund's seal or facsimile thereof.

                                   ARTICLE V

                  ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

           1. (a) The  Transfer  Agent shall  accept with  respect to the Fund's
Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, each (i) purchase order received from a purchaser, or shareholder, whether or not an Approved Institution, and (ii) redemption request either received from a shareholder or an Approved Institution, or contained in a Certificate, provided that such purchase order or redemption request, as the case may be, is in conformity with the Fund's purchase and redemption procedures described in the Prospectus.

                 (b) The Transfer Agent also shall accept with respect to the Fund's Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape containing the information set forth in Section l(a) which is furnished by or on behalf of any Approved Institution.

           2. On each Fund Business Day, the Transfer Agent shall, as of the time at which the Fund computes its net asset value, record the issuance to, and redemption from, the accounts specified in a purchase order, redemption request, or computer tape which, in accordance with the Prospectus, is effective on such Fund Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such class specified in an advice or computer tape received on such Fund Business Day from the Fund. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not record such redemption in whole or part, and shall immediately orally advise the Approved Institution which supplied such tape of such discrepancy, with an advice in writing faxed to the Approved Institution on that same day and mailed to the Approved Institution on the following day.

           3. The Transfer Agent shall, as of each Fund Business Day specified in a Certificate or resolution described in paragraph 1 of succeeding Article VI, record the issuance of Shares of a class, based on the net asset value per Share of such class specified in an advice or computer tape received from the Fund on such Fund Business Day, in connection with a reinvestment of a dividend or distribution on Shares of such class.


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           4. On each Fund  Business  Day, the  Transfer  Agent shall supply the
Fund as early as is reasonably practicable with a statement specifying with respect to the immediately preceding Fund Business Day: the total number of Shares of each class (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each class recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 2 of this Article; the total number of Shares of each class recorded by the Transfer Agent as having been redeemed on such day; the total number of Shares of each class, if any, recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 3 of this Article, and the total number of Shares of each class issued and outstanding as of the close of such business day. As soon as is reasonably practicable after such statement is received by the Fund, the Fund shall confirm the number of Shares of each class issued and outstanding contained therein, and may make any necessary corrections, by delivering to the Transfer Agent a Certificate with respect to the same.

           5. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements as are described in either of the Prospectus or this Agreement. In the event of conflicting language with respect to such statements, the Prospectus will control. If the Prospectus indicates that certificates for Shares are available, and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent will countersign, record the issuance of and mail, by not less than first class insured mail, to such shareholder at the address set forth in the records of the Transfer Agent, a Share certificate for any full Shares requested. In addition, the Transfer Agent shall record the issuance of and mail Share Certificates for full Shares requested otherwise than in writing provided such request is in accordance with the Prospectus.

           6. As of each Fund Business Day, the Transfer Agent shall furnish, at the Fund's direction, an advice in writing or, if requested by the Fund, a computer tape, setting forth the number and dollar amount of Shares to be redeemed or purchased on such Fund Business Day in accordance with paragraph 2 of this Article.

           7. The Transfer Agent shall direct the Custodian to transfer moneys to the dividend disbursing/redemption payment account in connection with a redemption of Shares, and then shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph l(a) of this Article, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus and the shareholder's instructions with respect thereto (so long as such instructions do not conflict with the Prospectus), and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph l(b) of this Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.


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           8. The Transfer Agent shall not be required to record the issuance of
Shares after it has received from an Officer of the Fund or from an appropriate federal or state authority written notification that the sale of such Shares has been suspended or discontinued, nor shall it be required to record the redemption of any Shares after it has received written notification to such effect from an Officer of the Fund or from an appropriate federal authority. The Fund will supply to the Transfer Agent a Certificate listing the states in which the Fund's shares are qualified for sale, as amended from time to time, and the Transfer Agent will record the issuance of Shares only with respect to persons or entities having addresses in such States.

           9. The Transfer Agent shall accept a computer tape which is furnished by or on behalf of any Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another account of such Approved Institution, and shall effect the transfers specified in said computer tape.

           10. Except as otherwise provided in paragraph 11 of this Article, Shares will be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any. The Transfer Agent reserves the right to refuse to transfer or record the redemption of Shares until it is reasonably satisfied that the endorsement on the Share certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized Officer of the Fund, a guarantee of signature pursuant to standards and a program adopted in accordance with Rule 17A-15 under the Securities Exchange Act of 1934. The Transfer Agent also reserves the right to refuse to transfer or record the redemption of Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or record redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers or recording redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities.

           11. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to obtain, as a condition to any transfer of any Shares pursuant to paragraph 9 of this Article, any documents, including, without limitation, any documents of the kind described in paragraph 10 of this Article, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes.


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                                   ARTICLE VI

                          DIVIDENDS AND DISTRIBUTIONS

           1. The Fund shall advise the Transfer Agent as to the following: (i) with respect to each class of Shares, the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) whether the Fund has authorized the declaration of dividends and distributions on a daily or other periodic basis.

           2. Upon the payment date specified in paragraph 1 above, the Transfer Agent shall, in the case of a cash dividend or distribution, cause the Custodian to transfer to the dividend disbursing/redemption payment account an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, to such Shareholders of record as of such payment date who have not elected to reinvest such dividend or distribution in shares of the Fund. The Transfer Agent will, upon the transfer of any such cash, make payment of such cash dividends or distributions to such Shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder or other properly authorized payee, to the address of record or dividend mailing address, or (ii) wiring such amounts, or transferring such amounts through the Automated Clearing House, to the accounts previously designated by an Approved Institution, as the case may be. If the Custodian shall not transfer sufficient cash to enable the Transfer Agent to make payments of any cash dividend or distribution on the payable date to all shareholders of record of the Fund as of the record date, the Transfer Agent shall immediately so notify the Fund, and only after such notification may withhold payment to all shareholders of record as of the record date until sufficient cash is provided.

           3. It is understood that the Transfer Agent shall file timely such appropriate information returns concerning the payment of dividends and other distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund and shall be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders to the extent required of it by applicable law or as agreed between the Transfer Agent and the Fund.

                                  ARTICLE VII

                              CONCERNING THE FUND

           1. The Fund shall deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Transfer Agent may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Fund shall deliver to the Transfer Agent such approval, adoption or ratification as may be required by law.


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           2. Each copy of the charter  documents  of the Fund and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Fund's Board, shall be certified by the Secretary or Assistant Secretary of the Fund under its corporate seal.

                                  ARTICLE VIII

                         CONCERNING THE TRANSFER AGENT

           1. The Transfer Agent shall keep such records as are specified in Appendix C(l) hereto in the form and manner, and for such period, as are required by the rules and regulations of appropriate government authorities, in particular Rules 3la-2 and 31a-3 under the Investment Company Act of 1940, as amended from time to time. The records specified in Appendix C(l) hereto maintained by the Transfer Agent pursuant to this paragraph 1 shall be considered to be the property of the Fund and the Transfer Agent shall make such records available promptly upon request for inspection by representatives of the Fund's auditors and legal counsel, employees of the Fund, officers of the Fund and employees of Dreyfus or any of its affiliates designated by the Fund, and such records shall be delivered to the Fund (or a designated successor transfer agent) upon request and in any event upon the date of termination of this Agreement, in all forms and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Fund. By way of illustration only, and in no way limiting the generality of the foregoing provisions, if the Transfer Agent or its agent captures signatures from Fund applications for the purpose of verifying signatures on redemption checks, the captured signatures (representations of the shareholder's signature which are relied upon to verify signatures) are considered to be the property of the Fund in all forms maintained. In addition, account history data or other account information maintained on microfiche, microfilm, hard copy or other format, are all considered to be property of the Fund. The Fund will pay the Transfer Agent's reasonable out-of-pocket expenses for handling and delivering records to the Fund (or a designated successor transfer agent) pursuant to this paragraph, but will not be charged any amount for the compilation of such records.

           Inspections of records hereunder shall take place only during business hours, and upon not less than one business day's prior notice to the Transfer Agent.

           2. The Transfer Agent may, upon written approval of the Fund, employ agents, sub-contractors or attorneys-in-fact. The Transfer Agent shall have with respect to the actions or omissions to act of each such agent, sub-contractor or attorney-in-fact the same rights, duties, and responsibilities as the Transfer Agent would have had if any such actions or omissions to act were the action or omission to act of the Transfer Agent or any officer or employee of the Transfer


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Agent.  By  executing  this  Agreement,  the  Fund  gives  its  approval  to the utilization of First Data Investor Services Group, Inc., and its permitted successors and assigns, as sub-contractor for the performance of any or all of the services required to be performed by the Transfer Agent hereunder.

           3. Share certificates, the value of which does not exceed the limits of the Transfer Agent's Blanket Bond, shall be sent by the Transfer Agent by certified mail. Share certificates, the value of which exceeds the limits of the Transfer Agent's Blanket Bond, will be sent by the Transfer Agent by registered mail with adequate insurance.

           4. The Transfer Agent may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity provided by the alleged owner of the Share certificates reasonably deemed satisfactory by the Transfer Agent. Such instructions from the Fund shall be in such form as approved by the Fund's Board of in accordance with the provisions of law or of the By-Laws of the Fund governing such matters. The Transfer Agent may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates

           5. The Transfer Agent will issue and mail subscription warrants for the Shares; Shares representing dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent reasonably may deem necessary.

           6. The Transfer Agent will supply shareholder lists to the Fund from time to time, at no cost to the Fund, upon receiving a request therefor from an Officer of the Fund.

           7. At the request of an Officer, the Transfer Agent will address and mail such appropriate notices to shareholders as the Fund may direct.

           8. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                 (a) The legality of the issue or sale of any Shares to, the sufficiency of the amount to be received therefor from, or the authority of, any Approved Institution or the Fund, as the case may be, to request such sale or issuance;

                 (b) The legality of a transfer or redemption of Shares requested by, the propriety of the amount to be paid therefor by, or the authority of any Approved Institution or the Fund, as the case may be, to request, such transfer or redemption;

                 (c) The legality of the declaration of any dividend by the Fund, or the legality of the issuance of any Shares in payment of any stock dividend; or

                 (d) The legality of any recapitalization or readjustment of the Shares.

           9. The Transfer Agent shall be entitled to receive and the Fund hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in the Appendices hereto, the amounts set forth therein, as amended from time to time.

           10. The Transfer Agent will at all times during the term of this Agreement maintain the following insurance policies, issued by a qualified insurance carrier with a Best's rating of 'A' or better, in at least the following minimum amounts: (i) an Investment Company Asset Protection Bond providing coverage for, among other things, employee dishonesty, loss of money/securities, and forgery, in the amount of $125 million, such amount to be increased annually in proportion to the extent the total of all assets being serviced by the Transfer Agent increases, and (ii) a Professional Liability Policy providing errors and omissions coverage in the amount of $5 million. Such bonds may be in the form of a joint bond insuring the Dreyfus-affiliated funds, and Dreyfus and its affiliates, and in the case of (i) above, the Transfer Agent may rely on such bond maintained by the Dreyfus-affiliated funds.

           11. The Transfer Agent will not give any other organization or mutual fund, whether or not affiliated with the Transfer Agent, any preference in supplying any material service to be provided hereunder.

                                   ARTICLE IX

                                  TERMINATION

           This Agreement shall continue until terminated as provided hereafter. Each of the rights of termination provided in this Article is separable and independent, and a party's ability or inability to terminate this Agreement under one of such provisions shall not, by itself, preclude such party from exercising any other of such provisions.

           1. The Fund may terminate this Agreement in accordance with the provisions of Appendix D hereto.

           2. The Fund may terminate this Agreement immediately if the Transfer Agent shall fail to perform the transfer agency services provided for hereunder in any material respect, and such failure shall continue to be unremedied for a period of forty-five (45) days after receipt of written notice from the Fund specifying the failure and demanding that the same be remedied, except for such failures which by their nature require a longer period to effect a cure. With respect to those failures, the Transfer Agent must commence cure immediately and continue to work diligently until such cure is effected. The Transfer Agent will in all cases notify the Fund promptly once a cure is effected. The Transfer Agent's right to cure a failure to provide transfer agency services pursuant to this paragraph will not be available, and the Fund will therefore have the right to immediately terminate this Agreement, with respect to a second failure to provide the same or substantially similar services within any six month period after notice of the cure of the initial failure.

           3. The Fund may terminate this Agreement immediately, and at any point during a period of two years thereafter, if: (a) the Transfer Agent is adjudicated insolvent or bankrupt or ceases to do business, is unable or admits in writing its inability to pay all debts as they mature or make a general assignment for the benefit of, or enters into a composition or arrangement with, creditors; (b) all or a substantial part of the property of the Transfer Agent is sequestered by court order and such order remains in effect for more than thirty (30) days; (c) the Transfer Agent authorizes, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or has such proceedings seeking such appointment commenced against it which are not terminated within thirty (30) days of such commencement; or (d) the Transfer Agent files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction, or has proceedings under any law instituted against it, which are not terminated within thirty (30) days of such commencement.

           4. The Transfer Agent may, at any time, give the Fund written notice of the proposed acquisition of the Transfer Agent (or substantially all of its assets) or of any entity (or substantially all of its assets), which controls, directly or indirectly, the Transfer Agent, by an unaffiliated third party which, directly or indirectly, neither controls, is controlled by or is under common control with, the Transfer Agent. The Fund may, in its sole discretion, and at any time within the sixty (60) days following receipt of such notice from the Transfer Agent, give to the Transfer Agent the Fund's written consent to such acquisition. In the event of any such acquisition of the Transfer Agent of which the Fund was not given notice, or to which the Fund did not consent in writing, the Fund may at any time thereafter terminate this Agreement upon one day's notice. No consent of the Fund will be required for the acquisition of the Transfer Agent, or substantially all of its assets, by any entity which now or in the future controls, is controlled by or is under common control with the Transfer Agent.

           5. The Fund may terminate this Agreement, upon twelve months prior written notice to the Transfer Agent (unless the date of this Agreement is less than twelve months prior to the effective termination date of which the Transfer Agent has been given notice by the other Dreyfus-affiliated funds pursuant to their respective transfer agency agreements).

           6. The Transfer Agent may not terminate this Agreement prior to June 30, 1998 and thereafter may terminate this Agreement by giving the Fund notice in writing specifying the date of such termination, which shall be not less than twenty-four months after the date of receipt of such notice, and in any event not prior to June 30, 2000. If the Transfer Agent gives such notice, the Fund will have the option to extend such proposed termination date by an additional six months. The Fund may exercise this option by giving notice thereof to the Transfer Agent in writing no less than three months prior to the Transfer Agent's originally proposed termination date.

           7. In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and specifying the date of termination. The Fund shall designate a successor transfer agent or transfer agents prior to the date of termination specified in such notice. In the event notice of termination is given by the Transfer Agent, the Fund shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Fund, the Transfer Agent may designate a successor transfer agent. If the Fund fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Fund shall, upon the date specified in the notice of termination of this Agreement and delivery of the records required to be maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all further duties and responsibilities pursuant to this Agreement.

           8. Anything in this Agreement to the contrary notwithstanding, any liability of the Transfer Agent to the Fund arising out of and during the term of this Agreement, or the period of confidentiality provided for in paragraph 7 of Article XIII, shall survive the termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, shall survive the period of such confidentiality for a period of six years, regardless of whether such respective liability is discovered prior to such termination or prior to the end of such period.

                                   ARTICLE X

                            CASH MANAGEMENT SERVICES

           Except as provided herein or otherwise agreed to in writing between the parties, the cash management services set forth in Appendix E shall be provided by a third-party cash manager (the "Cash Manager"). During the term of such agreement, the Transfer Agent will interface with the Cash Manager in all respects as are reasonably necessary for the provision of such cash management services to the Fund.

                                   ARTICLE XI

                                      FEES

           The fees to be paid to the Transfer Agent by the Fund pursuant to this Agreement shall only be earned by the Transfer Agent, and the Fund will be liable for the payment thereof, beginning on the later of the date of this Agreement or the date the Transfer Agent first provides the transfer agency functions contemplated hereby.

           The Transfer Agent's fees shall not be subject to any increase prior to June 1, 1996. Thereafter, the Transfer Agent's fees hereunder (except those fees provided for under "Benefit Plans" on page C-10 hereof, which are not subject to any change, except as may be mutually agreed) will be subject to an annual percentage increase or decrease based upon the numerically smaller of:
(a) seventy-five percent (75%) of the percentage change, for the immediately preceding year, in the Bureau of Labor Statistics "Consumer Price Index for all Urban Consumers: U.S. City Average by Expenditure Category and Service Group - Services (less rent)" (the "CPI") or any successor index, or (b) seven percent (7%). Any such increase or decrease will, however, be subject to the following:
(i) the Transfer Agent must provide the Fund with written notice of any proposed increase at least six months prior to the effectiveness thereof, (ii) a decrease in fees shall only occur when the CPI has decreased for two consecutive years and will then be based upon the decrease for the second year, e.g. if 75% of the CPI's decrease equals 4% in year four and 8% in year five, the fees to be paid by the Fund hereunder would not otherwise change in year five, and would decrease by 7% in year six, and (iii) all fees to be paid to the Transfer Agent by the Fund hereunder, whether for services currently enumerated or added in the future, will at all times be at a rate no greater than the fees charged to any other mutual fund by the Transfer Agent for substantially equivalent services, after adjusting for any float benefits to put such fees on a comparable basis for the purposes of this calculation. The Transfer Agent will deliver to the Fund, on an annual basis within thirty (30) days after the end of each year, a statement signed by the president or chief financial officer of the Transfer Agent, confirming the Fund's "most favored customer" status. The Fund shall have the right, at its option, to request the Transfer Agent's independent auditors to independently confirm such status of the Fund. In connection therewith, the Transfer Agent shall give its independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary for the accomplishment of such audit. The Transfer Agent and the Fund will each pay one-half of the cost of such audit.

                                  ARTICLE XII

                            LIABILITY AND INDEMNITY

           1. The Transfer Agent shall be liable hereunder for any loss, cost, expense or damage, including reasonable counsel fees, which result from the acts or omissions to act of the Transfer Agent, its agents or attorneys-in-fact, in breach of this Agreement or when such acts or omissions to act constitute negligence, bad faith or willful misconduct.

           2. So long as the Transfer Agent has acted or omitted to act in good faith, without negligence or willful misconduct, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its duties under this Agreement and in reliance upon or pursuant to: (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape received by the Transfer Agent from an Approved Institution; (iv) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Fund; (v) any Certificate or other instructions of an Officer, or resolution of the Fund's Board; or (vi) any opinion of legal counsel for the Fund. The Transfer Agent will notify the Fund prior to incurring any expense (including attorney's fees) in connection with any claim, demand or liability for which it may seek indemnification from the Fund hereunder. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, and in such case, such defense will be conducted by counsel of good standing chosen by the Fund and approved by the Transfer Agent, such approval not to be unreasonably withheld. The Fund will not settle any such action without the prior written consent of the Transfer Agent, if such settlement would require the Transfer Agent to perform any action or incur any liability not otherwise required by this Agreement. The Transfer Agent will not, without the Fund's prior written consent, settle any claim, demand or liability for which the Fund will be asked for indemnification hereunder. The Fund's indemnity of the Transfer Agent hereunder will survive termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, for a period of six years after the end of the period of confidentiality provided thereunder.

           3. Specifically, but not by way of limitation, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person in connection with the genuineness of a Share Certificate or the form and amount of authorized Shares, provided the Transfer Agent has acted in good faith and without negligence or willful misconduct.

           4. At any time the Transfer Agent may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or permitted by it in good faith in accordance with such written instructions.

                                  ARTICLE XIII

                                 MISCELLANEOUS

           1. The Fund, representatives of the Fund's auditors and legal counsel, and employees, and officers of the Fund or other persons designated by the Fund shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer Agent, such audits to include, but not be limited to, monitoring phone conversations (to the extent permitted by law) and reviewing correspondence and operating procedures as they relate to the provision of services under this Agreement. On-site audits are intended to permit the Fund, among other things, to assure itself that the Transfer Agent's system of internal accounting controls is adequate and shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties. Visits to the Transfer Agent's facility may take place only during business hours and upon request given to the Transfer Agent not less than one business day prior to the proposed date of audit, unless such notice is inconsistent with the objectives of the audit program. The Fund and such persons also may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder by the Transfer Agent.

           The Transfer Agent shall provide the Fund with a report, which includes control objectives, in accordance with Statement on Auditing Standards No. 44, Paragraphs Nos. 42 through 46, "Special Purpose Reports on Internal Accounting Control at Service Organizations," as amended or replaced from time to time, issued by the American Institute of Certified Public Accountants, on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The report shall be prepared by the Transfer Agent's auditing firm annually, on or before February 28 for the prior year ended December 31.

           The Transfer Agent shall provide the Fund with an updated semi-annual review report on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The semi-annual report shall be prepared by the Transfer Agent's independent auditing firm within 30 days after the close of each semi-annual period.

           2. During the term of this Agreement, at no additional cost to the Fund, the Transfer Agent shall provide back-up facilities to the data center or centers used by the Transfer Agent to provide transfer agency services to the Fund (collectively, the "Back-Up Facility") capable of supplying the transfer agency services specified herein to the Fund in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to allow the facility to function as a back-up facility. Transfer to the Back-Up Facility shall commence immediately after the primary facility fails to provide the transfer agency services described herein for 24 consecutive hours. Transfer shall be completed within an additional 24 hours after failure to the primary facility. If the Transfer Agent determines, prior to the expiration of the initial 24 hour period, that the primary facility will be unable to resume providing such transfer agency services prior to the end of such period, transfer to the Back-Up Facility shall commence at the time of such determination. Within forty eight hours after failure of the primary facility, the Transfer Agent will perform its services from the Backup Facility to 100% of all financial transactions and advice and, within two weeks, to at least 80% of each of the other service level objectives defined in Appendix D. The Fund shall bear no costs related to such transfer. Once the primary facility has recovered, it shall again provide the transfer agency services to the Fund with no loss of time and at no additional cost to the Fund. The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility at service levels described in Appendix D. Notwithstanding the foregoing, the parties agree that for a period of six months from the date of transfer to the Back-Up Facility or such shorter period ending on the date the primary facility is able to provide service, if the primary facility is so able prior to the expiration of such six-month period (the "Back-Up Period"), the "Fee Credits" (and only the "Fee Credits") described in said Appendix D shall be suspended for those services provided from the Back-Up Facility during that period; provided, however, that the Fee Credit provisions of said Appendix D shall not be so suspended unless the transfer to the Back-Up Facility shall have occurred by reason of Causes (as defined in said Appendix
D), other than a Cause described in clause (c) of the penultimate paragraph under the caption "General" in Appendix D (a "Clause (c) Cause"). If providing service from the Back-Up Facility continues for longer than the Back-Up Period referred to above, or at any time when such services are again provided from the primary facility, all terms and conditions of Appendix D shall be reinstated in full force and effect. The Transfer Agent shall act to have the primary facility restored as promptly as is reasonably practicable. The Transfer Agent shall not be excused from the performance of its obligations under this Agreement pursuant to the provisions of the penultimate paragraph under the caption "General" in Appendix D unless the primary facility is rendered incapable of providing the transfer agency services as a result of Causes, other than a Clause (c) Cause, and the Back-Up Facility is subject to any Cause, including a Clause (c) Cause, and then shall be excused only to the extent set forth in such paragraph. The Transfer Agent shall also demonstrate its ability to effect a transfer to and provide adequate services from a backup facility by developing, maintaining and testing "Disaster Recovery Procedures" for both its data center operations facility and transfer agent operations facility. Plans should be provided to the Fund in written form annually and should be updated at regular intervals to incorporate changes in regular operating procedures. The Data Center recovery plans and transfer agent operations recovery plan should be tested annually with the Fund participating to test its interaction (i.e., data communication, voice communication, etc.) with the backup facilities as specified in Service Level Agreement #13 - 'Annual Disaster Recovery Tests', in Appendix D.

           3. The Transfer Agent agrees to comply with (including, without limitation, maintaining its software in compliance with) all laws, rules and regulations relevant and material to the performance of its duties hereunder and shall be liable for its failure to do so only to the extent such failure constitutes negligence, lack of good faith or willful misconduct.

           4. Upon written request of the Fund, but not more frequently than once in any twelve (12) month period, the parties shall select a third party (the "Third Party Auditor") to review all documentation (user and technical) for the computer software system utilized by the Transfer Agent to provide the transfer agency services to be provided hereunder (the "System") to determine whether the documentation sufficiently reflects the System, can be used by third parties to independently operate and maintain the System, and that the documentation is adequate for its purposes consistent with general industry standards. Compensation and expenses of the Third Party Auditor shall be paid equally by the parties. The Third Party Auditor shall submit a report in writing to both parties as promptly as possible. Both parties shall cooperate fully with the Third Party Auditor, including permitting full access to the System, including all documentation, personnel and source code, subject to the Third Party Auditor signing a reasonable confidentiality agreement containing provisions similar to those contained in paragraph 7 of this Article. The Transfer Agent shall promptly correct any defects in the documentation determined to exist by the Third Party Auditor to the satisfaction of the Third Party Auditor. When the Third Party Auditor is satisfied that the documentation meets the foregoing requirements, it shall so notify both parties in writing.

           5. The Fund agrees that prior to effecting any change in the Prospectus (other than changes required by applicable law or regulation) which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, if reasonably practicable, and shall proceed with such change only if it shall have received the consent of the Transfer Agent thereto, and the Transfer Agent shall not unreasonably withhold such consent. In connection with any such increase or alteration of the duties and obligations of the Transfer Agent hereunder, the Transfer Agent shall receive such additional charges as the parties may mutually agree.

           6. Unless otherwise specified, any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given when delivered by express mail service such as Federal Express or by registered or certified mail (return receipt requested) or by hand to the following persons at the following addresses:

           If to the Fund:

                 200 Park Avenue
                 New York, New York 10166
                 Attention: President

           If to the Transfer Agent:

                 One American Express Plaza
                 Providence, Rhode Island 02903
                 Attention: President
           with a copy to:

                 The Dreyfus Corporation
                 200 Park Avenue
                 New York, New York 10166
                 Attention: General Counsel

or to such other person or address as shall have been specified in writing by the party to whom such notice is to be given.

           7. The Fund's records, including all those maintained hereunder by the Transfer Agent, whether in magnetic media, hard copy, film form or other format, shall be the Fund's property for all purposes and the Transfer Agent shall treat confidentially and as proprietary information of the Fund all such records and other information relative to the Fund and its shareholders which is not independently available to the Transfer Agent or in the public domain and, in the case of a shareholder list, in the same format, and shall have no interest therein and shall use such records only in connection with the performance of its duties hereunder and for no other purpose. The Transfer Agent's documentation, system specifications and other information relating to the Transfer Agent's computer software system to provide transfer agency services to mutual funds shall be the Transfer Agent's property for all purposes, and the Fund shall treat confidentially and as proprietary information of the Transfer Agent all such documentation, system specifications and other information which is not independently available to the Fund or in the public domain. The Fund shall treat confidentially and as proprietary information of any subcontractor employed by the Transfer Agent pursuant to paragraph 2 of
Article VIII of this Agreement all documentation, system specifications and other information which is not independently available to the Fund or in the public domain relating to the sub-contractor's computer software system to provide transfer agency services to mutual funds and the same shall be the property of such sub-contractor. Both parties agree to take such precautions with respect to all such information and data, including information and data of any sub-contractor employed by the Transfer Agent, that they take to guard the secrecy and confidentiality of their own most confidential information and data. In particular, each party agrees with respect to such information and data, and any information and data of any subcontractor employed by the Transfer Agent:

                 (a) that all information and data so acquired by it or its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the other party's exclusive property;

                 (b) to inform its employees, agents or contractors engaged in handling such information and data of the confidential character of such information and data;

                 (c) to limit access to such information and data to authorized employees, agents or contractors of the Transfer Agent and the Fund who have a need to know and use such information and data in connection with this Agreement and the services to be supplied hereunder;

                 (d) to keep, and have their employees, agents and contractors keep, any and all such information and data confidential;

                 (e) not to copy or publish or disclose such information and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's written approval except if required by a State or Federal court or agency and in such an event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law; and

                 (f) that upon termination of this Agreement: (i) all records and other confidential information of the Fund in the possession of the Transfer Agent shall be returned to the Fund (or designated successor transfer agent) as provided in paragraph 1 of Article VIII, and (ii) all records and other confidential information of the Transfer Agent in the possession of the Fund shall be destroyed or, upon the written request and at the expense of the Transfer Agent, returned to the Transfer Agent.

           The confidentiality provisions noted above will survive termination of this Agreement for a period of 20 years.

           The parties further agree that this Agreement will be considered confidential during the term of its existence, that access to it will be limited to those employees, agents, contractors or other persons who have a need to know of or utilize the Agreement (including, without being limited to, the Fund's Board and the auditors and/or counsel to the Transfer Agent, the Fund and Dreyfus), and that neither party will otherwise publish or disclose the Agreement to others without the other party's written approval except if required by a State or Federal court or agency, and in such event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law.

           8. The Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement. If any of the provisions of this Agreement conflict with the provisions of Appendices hereto, such Appendices shall control.

           9. No right or remedy available to any party at law or in equity is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           10. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assigned, by operation of law or otherwise, by either party without the written consent of the non-assigning party.

           11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws. Each party hereto submits and consents to the exclusive jurisdiction of the State and Federal courts sitting in the State of New York, New York County, in any action arising out of or connected in any way with this Agreement. This provision shall have no effect if its implementation would be to deny a party the right to maintain an action in respect of this Agreement. Each party agrees that the service of process or of any other papers upon any of them by certified mail at their respective address set forth herein shall be deemed good, proper and effective service and hereby expressly waives any defense based on lack of personal jurisdiction for any such purpose.

           12. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

           13. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund, and their respective permitted agents, successors and assigns.

           14. The relationship between the parties hereto shall be that of independent contractors and not partners or co-venturers, and neither party shall hold itself out as an agent of the other with the authority to bind the other.

           15. The Fund will not use the Transfer Agent's name, or the name of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of
Article VIII, in any Prospectus, sales literature or other material relating to the Fund in a manner not approved by the Transfer Agent in writing before such use, provided, however, that the Transfer Agent hereby consents, and undertakes to secure the consent of any sub-contractor employed by the Transfer Agent (without the necessity of the Fund doing any additional acts) to all uses of the name of the Transfer Agent or sub-contractor, respectively, which merely refer in accurate terms to the Transfer Agent's appointments hereunder, or the appointment of any sub-contractor by the Transfer Agent, or which are required by the Securities and Exchange Commission or a state securities commission and, provided further, that in no case will the Transfer Agent unreasonably withhold or delay such approval, and the Transfer Agent undertakes to ensure that any sub-contractor employed by the Transfer Agent will not unreasonably withhold or delay such approval. The Transfer Agent will not use the Fund's name, nor that of its adviser, sub-adviser, administrator or distributor, without the prior written consent of such respective entity (such approval not to be unreasonably withheld), except as may reasonably be necessary for the performance of the Transfer Agent's duties under this Agreement.

           16. In case any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby insofar as possible and reasonable.

           17. Each of the parties hereto warrants to the other that it is validly organized and in good standing in the state of its organization, that it has the right and authority under its organizing documents to enter into this Agreement and perform the duties or assume the responsibilities required hereunder, and that its entry into this Agreement, performance of the duties or assumption of the responsibilities hereunder is not prohibited by any applicable law, rule or regulation, nor will it violate any other agreement to which such party is now or shall become a party.

           18. All times of day referred to in this Agreement shall be New York time.

           19. Except as otherwise provided hereafter, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitrators, one to be chosen by each party and a third to be chosen by the said two arbitrators before entering upon arbitration. If one of the parties fails to appoint an arbitrator within 30 days of notice by the other party that it has chosen arbitration, or if the two appointed arbitrators are unable to agree on the choice of a third within 30 days of their appointment, then the American Arbitration Association shall be requested to make such selection. If the American Arbitration Association fails within ten days of such request to make such selection, then either party, upon notice to the other, may apply to the Supreme Court, New York County for such selection (or any other court having complete power and jurisdiction to entertain the application and make the appointment). Each arbitrator chosen or appointed pursuant to this paragraph shall be a disinterested person having at least ten years experience in the County of New York in a calling connected with the dispute. The arbitrators' decision will be final and binding upon both parties, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

           Each party recognizes that the property and proprietary information of the other is unique, and that the other party cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of paragraph 7 of this Article. The parties therefore agree that each may seek immediate relief at equity for any failure to comply with paragraph 7 of this Article, in addition to any other remedies such party may have in law or in equity.

           20. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

           21. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                      DREYFUS TRANSFER, INC.

WITNESS:

                                      By: /s/ Stephen F. Newman
                                         ---------------------------

/s/ Lawrence B. Stoller
------------------------------



                                      THE DREYFUS/LAUREL FUNDS TRUST

WITNESS:

                                      By: /s/ Eric Fischman
                                         ----------------------------


/s/ Phyllis Montifinese
-------------------------------

                         THE DREYFUS/LAUREL FUNDS TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX A

           I, Eric B. Fischman, Vice President of The Dreyfus/Laurel Funds Trust (the "Fund"), do hereby certify that the following individuals,* whose specimen signatures are on file with the Transfer Agent, have been duly authorized by the Board members of the Fund to execute any Certificate, instruction, notice or other instrument in connection herewith, including any amendment to Appendix B hereto, or to give oral instructions on behalf of the Fund:


           Paul R. Casti, Jr.              Mark N. Jacobs
           Joseph Connolly                 Daniel C. Maclean
           Lawrence Kash                   Paul Molloy
           Thomas Durante                  Jeffrey N. Nachman
           Gregory S. Gruber               Philip Toia
           Walter T. Harris                James Windels





                                         /s/ Eric Fischman
                                         ----------------------------
                                         Eric B. Fischman,
                                         Vice President



--------------------------------
*  Two (2) signatures required.

                         THE DREYFUS/LAUREL FUNDS TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B


           I, Eric B. Fischman, Vice President of The Dreyfus/Laurel Funds Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Fund"), do hereby certify that the only series of shares of the Fund issued and/or authorized by the Fund as of the date of this Transfer Agency Agreement are shares of beneficial interest, without par value, as follows:

THE DREYFUS/LAUREL FUNDS TRUST

Dreyfus Core Value Fund
- Investor Shares
- Class R Shares
- Institutional Shares
Dreyfus Special Growth Fund
- Investor Shares
- Class R Shares
Premier  Limited  Term  Government  Securities  Fund
- Class A  Shares
- Class B Shares
- Class C Shares
- Class R Shares
Premier  Managed Income Fund
- Class A Shares
- Class B Shares
- Class C Shares
- Class R Shares




                                                /s/ Eric Fischman
                                                ------------------------
                                                Eric B. Fischman,
                                                Vice President

                                  APPENDIX C(1)

                  ANNUAL PER-ACCOUNT FEE AND SERVICES THEREFOR


           For the purposes of fees to be paid pursuant to this Agreement, an "open account" shall mean a shareholder account which has a balance at any time during a given month, a "closed account" shall mean an account that has a zero balance throughout any given month, and a "purged account" shall mean a closed account which the Fund has directed the Transfer Agent to remove from the System. In consideration of an Annual Per Account Fee, as set forth in Exhibit A hereto, per open account (charged on a monthly basis), plus payment by the Fund of out-of-pocket expenses in accordance with Appendix G hereto, the Transfer Agent shall provide the services provided for in this Agreement on any Fund Business Day, except as otherwise specifically noted. The annual fee (charged and payable on a quarterly basis) for each "Omnibus Account" shall be $100.00, less the Annual Per-Account Fee set forth above. "Omnibus Accounts" subject to this fee shall include (i) all institutional accounts coded with a social code of "12" and a nominee flag of "yes"; (ii) all benefit plan omnibus accounts listed under a "B" number and linked for "Qualified Plan Only"; and (iii) such other accounts as the parties may mutually agree. The Annual Per-Account Fee for a closed account will be $1.20; there is no fee for a purged account.

           If, for any given month, the average monthly total number of open accounts of Dreyfus-affiliated funds exceeds 1,871,469 (the sum of the Base Number plus 50,000), then an aggregate monthly reduction in per-account fees will be calculated by multiplying the quotient of $.26/12 (such amount to be increased in proportion to any fee increases the Transfer Agent has received pursuant to the provisions of this Agreement) times the number of average monthly open accounts in excess of 1,821,469. The total amount of this aggregate monthly reduction will be reported by the Transfer Agent to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund.

DAILY ACTIVITY

 .    Maintain the  following  shareholder  information  on disc or in such other manner as the Transfer Agent shall reasonably determine:

 .    Name and  Address,  including  Zip  Code,  in such  format  as the  parties mutually agree upon

 .    Balance of Uncertificated Shares

 .    Balance of Shares in Certificate form

 .    Certificate  number,  number of shares,  issuance date of each  certificate
     outstanding  and   cancellation   date  for  each   certificate  no  longer
     outstanding

                                    EXHIBIT A

                         THE DREYFUS/LAUREL FUNDS TRUST


FUND NAME                                             RATE
---------                                             ----

Dreyfus Core Value Fund
- Investor Shares                                    $11.09
- Class R Shares                                     $10.99
- Institutional Shares                               $11.08

Dreyfus Special Growth Fund
- Investor Shares                                    $10.67
- Class R Shares                                     $10.57

Premier Limited Term Government Securities Fund
- Class A Shares                                     $16.75
- Class B Shares                                     $16.75
- Class C Shares                                     $16.75
- Class R Shares                                     $16.37

Premier Managed Income Fund
- Class A Shares                                     $16.75
- Class B Shares                                     $16.75
- Class C Shares                                     $16.75
- Class R Shares                                     $16.37